EXHIBIT 8.1

                  [LETTERHEAD OF THACHER PROFFITT & WOOD LLP]




                                                  September 29, 2005

Impac Mortgage Holdings, Inc.            Wilmington Trust Company
1401 Dove Street                         Rodney Square North
Newport Beach, California 92660          1100 North Market Street
                                         Wilmington, Delaware  19890-0001

Impac Funding Corporation                UBS Securities LLC
1401 Dove Street                         1285 Avenue of the Americas, 11th Floor
Newport Beach, California 92660          New York, New York 10019

IMH Assets Corp.                         Bear, Stearns & Co. Inc.
1401 Dove Street                         383 Madison Avenue
Newport Beach, California 92660          New York, New York 10179

Countrywide Securities Corporation       Deutsche Bank National Trust Company
4500 Park Granada                        1761 East St. Andrew Place
Calabasas, California 91302              Santa Ana, CA 92705

Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004

                  Opinion: Underwriting Agreement (Tax)
                  IMH Assets Corp.
                  Collateralized Asset-Backed Bonds, Series 2005-7
                  ------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Seller"), IMH Assets Corp. (the "Depositor") and Impac CMB Trust Series 2005-7 (the "Issuer") in connection with
(i) the Mortgage Loan Purchase Agreement, dated as of September 29, 2005 (the "Seller Sale Agreement"), between the Seller and the Depositor (ii) the Amended and Restated Trust Agreement, dated as of September 29, 2005 (the "Trust Agreement" or the "Depositor Sale Agreement"), among the Depositor, Wilmington Trust Company as owner trustee of the Issuer and Deutsche Bank National Trust Company (the "Indenture Trustee") pursuant to which the trust certificates (the "Trust Certificates") were issued, (iii) the Servicing Agreement, dated as of September 29, 2005 (the "Servicing Agreement"), among Impac Funding (the "Master Servicer"), the Issuer and Indenture Trustee, (iv) the Indenture, dated as of September 29, 2005 (the "Indenture"), between the Issuer and the Indenture Trustee, and to the Collateralized Asset-Backed Bonds, Series 2005-7 (the "Bonds") issued pursuant thereto, (v) the Underwriting Agreement, dated as of September 26, 2005 (the "Underwriting Agreement"), among Impac Funding, the Depositor, the Seller, Countrywide Securities Corporation ("Countrywide Securities"), Bear, Stearns & Co. Inc. ("Bear Stearns") and UBS Securities LLC ("UBS"; collectively with Countrywide Securities and Bear Stearns, the "Underwriters"), (vi) the Prospectus Supplement, dated September 27, 2005 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated September 8, 2005 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus"), (vi) the Indemnification Agreement, dated as of September 29, 2005 (the "Indemnification Agreement"), between Ambac Assurance Corporation ("Ambac Assurance") and the Underwriters and (vii) the Insurance and Indemnity Agreement, dated as of September 29, 2005 (the "Insurance and Indemnity Agreement"), among Ambac Assurance, the Seller, the Depositor, Impac Funding, the Issuer and the Indenture Trustee. The Seller Sale Agreement, the Trust Agreement, the Servicing Agreement, the Indenture, the Underwriting Agreement, the Indemnification Agreement and the Insurance and Indemnity Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The statements made in the Base Prospectus and the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences", to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         2. Under current United States federal income tax law as of the Closing Date, based upon certain financial calculations prepared at the request of the Underwriters concerning the projected performance of the Underlying Certificates and projected payments on the Bonds and assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of Bonds having terms substantially the same as those of the Bonds, for federal income tax purposes the Bonds will be treated as indebtedness to a holder thereof other than the owner of the Trust Certificates, and not as ownership interests in the Issuer, and the Issuer will not be classified as (i) an association taxable as a corporation, (ii) a publicly traded partnership taxable as a corporation or (iii) a taxable mortgage pool for federal income tax purposes.

         To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                             Very truly yours,




                                             /s/ Thacher Proffitt & Wood LLP